SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 17, 2011

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

 (Exact name of registrant as specified in its charter)

Delaware

 (State or other jurisdiction of incorporation)

333-131875 (Commission File Number)	20-0065053 (IRS Employer Identification No.)

6510 Abrams Road, Suite 300, Dallas, TX 75231

 (Address of Principal Executive Offices)

Registrant's telephone number, including area code: 214-221-4610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e). Compensatory Arrangements of Certain Officers.

On March 17, 2011, upon the recommendation of the compensation committee of the Board of Directors (the “Board”) of  Zion Oil & Gas, Inc. (the “Company”), the Board determined to approve changes to the compensatory arrangement with Mr. Richard Rinberg, the Company’s Chief Executive Officer. Under the approved arrangement, Mr. Rinberg is entitled to a monthly office expense allowance in the amount of $4,500, to defray the cost to Mr. Rinberg associated with substantially working from his residence in the execution of his duties under his employment agreement with the Company. The office expense allowance will be effective as of February 1, 2011 and is to continue so long as Mr. Rinberg’s employment agreement with the Company continues in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 22, 2011

Zion Oil and Gas, Inc.

By:	/s/ Richard R. Rinberg
Richard R. Rinberg
Chief Executive Officer